Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated September 24, 2020, relating to the financial statement of Emles @Home ETF, a series of Emles Trust, as of September 21, 2020, and to all references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

Cohen & Company, Ltd.
Cleveland, Ohio
September 30, 2020

C O H E N & COMPANY, LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board